EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


To Interpool, Inc.

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 18, 1997 included in Interpool's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


New York, New York

January 23, 1998